EXHIBIT 99.1

NEWS RELEASE                              [PLANET HOLLYWOOD LOGO]

Contact:    William H. Baumhauer                    Thomas Avallone
            President/Chief Operating Officer       EVP, Chief Financial Officer
            (407) 903-5781                          (407) 352-6886

                                                           FOR IMMEDIATE RELEASE

          PLANET HOLLYWOOD PLANS FRESH LOOK, NEW MENU AND MORE FASHION-
                 ORIENTED MERCHANDISE FOR ITS THEME RESTAURANTS

                 -- Company Says 1999 Will Be a Turnaround Year;
                   Projects Return to Profitability in 2000 --

ORLANDO, FLA., JANUARY 14, 1999 --- Planet Hollywood International, Inc. (NYSE:
PHL) announced today a series of measures to rebuild consumer excitement and boost sales and profitability of its theme restaurant chain.

According to William H. Baumhauer, President and Chief Operating Officer, "We've completed an analysis of what our customers expect from us, and in 1999 we will implement a major overhaul of our Planet Hollywood restaurants with a fresh look, new menu, and more fashion-oriented merchandise. Our goal is to rebuild consumer excitement in our brand," said Mr. Baumhauer. "And this program is intended to achieve that objective."

The cornerstone of the Company's strategy is to refocus on its core Planet Hollywood operations, which offer the greatest potential to increase profitability and build value for shareholders. As a result, the Company will explore various alternatives to franchise, sell or discontinue several other of its business initiatives.

"We believe that if we implement our business program successfully in 1999, we can resume profitability in the year 2000," said Mr. Baumhauer. "In particular, we will be focusing on increasing top-line sales, reducing general and administrative expenses and exiting initiatives that are no longer consistent with our strategy to build shareholder value."


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STEPS TO REVITALIZE THE PLANET HOLLYWOOD CONCEPT
In order to revitalize and inject new excitement into the Planet Hollywood brand, the Company is moving forward with a series of consumer-oriented initiatives. Highlights of these steps include:

/bullet/ Introducing a new menu featuring quality food at lower prices. Mr.
         Baumhauer noted, "A key objective of our strategy is to increase our repeat business, by encouraging customers to eat at our restaurants more often. Offering quality food at lower prices will help us achieve that goal."

/bullet/ Updating the look of Planet Hollywood restaurants. The Company has embarked upon a plan to relaunch its Planet Hollywood concept, including a $10-$12 million refurbishment program to make the look of its restaurants more contemporary and to expand the merchandise shops to better display products to customers. Approximately 50% of the Planet Hollywood restaurants will be refurbished by the end of the second quarter of 1999.

/bullet/ Launching a new merchandising strategy. The Company plans to offer customers more fashion-oriented merchandise, through the introduction of seasonal lines beginning this Spring. As part of this program, the Company has hired an outside design consultant and has signed an agreement with Fruit of the Loom, under which Fruit of the Loom will manufacture and supply the Company's restaurants with a full line of merchandise.

/bullet/ Initiating a new marketing and public relations strategy, aimed at delivering a fresh, exciting and consistent message to consumers. "The very nature of our theme -- the world of movies -- provides us with a mechanism for continually updating and reinventing our restaurants," said Mr. Baumhauer. "Going forward, a key priority, in addition to providing quality food, will be to keep our 'Hollywood experience' fresh, to give customers exciting reasons to return to our restaurants."

"Clearly, the intent of our plan is a return to basics. Planet Hollywood is a very powerful brand that needs to be refreshed, refocused and relaunched for today's customer -- and we intend to do just that in 1999," said Mr. Baumhauer.


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STEPS TO REDUCE COSTS, IMPROVE PROFITABILITY
In addition to its plans to revitalize the Planet Hollywood brand, the Company is taking actions to significantly lower its operating costs. Among other things, these steps include:

/bullet/ Reducing corporate overhead by approximately 35%, which was completed in December 1998;

/bullet/ Streamlining the Company's store-level operations;

/bullet/ Putting in place cost control systems to better monitor spending;

/bullet/ Outsourcing non-core operating functions, including the manufacture and distribution of merchandise by Fruit of the Loom;

/bullet/ Franchising certain Planet Hollywood restaurants outside of the United
         States;

/bullet/ Disposing of non-essential corporate assets;

/bullet/ Recapitalizing the Company's balance sheet;

/bullet/ Effectively managing required capital expenditures for 1999.

"Our objective is to lower general and administrative expenses to approximately 8% of sales, versus a current rate of approximately 17%. We believe this is an achievable target, and we have taken the necessary steps to meet this goal," said Mr. Baumhauer.

FOURTH QUARTER CHARGE, OUTLOOK
Based on the decisions and plans announced today, the Company expects to record a pre-tax charge of $130-$160 million in the fourth quarter of fiscal 1998, primarily related to asset writedowns.

Excluding the charge, the Company expects to report negative EBITDA of $10-$15 million for the fourth quarter. Total sales for the fourth quarter are expected to be approximately $75 million, while comparable stores sales for the quarter declined by approximately 19%.


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For the full year 1998, excluding the charge, the Company expects to report
EBITDA of $14-$19 million and total sales of $365 million. Comparable store sales for the year declined by approximately 18%.

Based on preliminary estimates and the successful implementation of its new strategy, the Company anticipates sales of $400 million and EBITDA of $25-$30 million for the 1999 year. These estimates assume a comparable store sales decline of 5% for 1999 and capital expenditures of $40-$45 million.

Planet Hollywood is a creator and worldwide developer of consumer brands that capitalize on the universal appeal of movies, sports, music and other leisure-time activities. The Company's worldwide operations offer products and services in the retail, leisure, entertainment and lodging sectors. Planet Hollywood's Class A common stock is listed on the symbol "PHL" on the New York Stock Exchange.

CERTAIN STATEMENTS CONTAINED HEREIN ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM WHAT IS CURRENTLY ANTICIPATED. SUCH STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INCLUDE, WITHOUT LIMITATION, THE COMPANY'S EXPECTATIONS AND ESTIMATES AS TO THE INTRODUCTION OF NEW PRODUCTS AND MERCHANDISE, FUTURE FINANCIAL PERFORMANCE, FINAL FIGURES FOR PAST FINANCIAL PERFORMANCE, THE POSSIBILITY OF A NON-RECURRING CHARGE, IMPROVED RESULTS BECAUSE OF NEW STRATEGIES, THE POSSIBILITY OF GAINS OR LOSSES FROM DISPOSITIONS OF ASSETS OR FACILITIES, AND ANTICIPATED CAPITAL EXPENDITURES. READERS SHOULD CONSIDER STATEMENTS WHICH USE THE TERMS "BELIEVES," "EXPECTED," "EXPECTS," "PLANS," "INTENDS," "ESTIMATES," "ANTICIPATED," OR "ANTICIPATES" TO BE UNCERTAIN AND FORWARD-LOOKING. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. IN ADDITION TO FACTORS DESCRIBED IN THE COMPANY'S SEC FILINGS, THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY: (I) DIFFICULTIES OR DELAYS IN DEVELOPING AND INTRODUCING NEW PRODUCTS AND MERCHANDISE OR THE FAILURE OF CUSTOMERS TO ACCEPT NEW PRODUCT OFFERINGS; (II) CHANGES IN CONSUMER PREFERENCES, INCLUDING REDUCED CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS AND BRAND; (III) DIFFICULTIES OR DELAYS IN THE COMPANY'S IMPLEMENTATION OF INITIATIVES AND STRATEGIES, INCLUDING THE INTRODUCTION OF A NEW MENU; (IV) UNANTICIPATED COSTS OR DIFFICULTIES OR DELAYS IN COMPLETING PROJECTS ASSOCIATED WITH THE COMPANY'S NEW MERCHANDISING AND MARKETING STRATEGIES; (V) EFFECTS AND CHANGES IN ECONOMIC CONDITIONS, INCLUDING INFLATION AND MONETARY CONDITIONS, AND IN TRADE, MONETARY, FISCAL AND TAX POLICIES IN COUNTRIES AND REGIONS OUTSIDE OF THE U.S. IN WHICH THE COMPANY OPERATES, INCLUDING ASIA; (VI) ACTIONS TAKEN BY COMPETITORS, INCLUDING BUSINESS COMBINATIONS, NEW PRODUCT OFFERINGS AND MARKETING AND PROMOTIONS SUCCESSES;
(VII) DIFFICULTIES OR DELAYS IN REALIZING IMPROVED RESULTS FROM OPERATING CONSOLIDATIONS OR THE SALE OF CERTAIN FACILITIES OR ASSETS HELD FOR SALE OR FRANCHISE; AND (VIII) SUCCESS OF THE COMPANY'S FRANCHISEES AND LICENSEES AND THE MANNER IN WHICH THEY PROMOTE, OPERATE OR DEVELOP THE COMPANY'S BRANDS. THE COMPANY ASSUMES NO RESPONSIBILITY TO UPDATE FORWARD-LOOKING INFORMATION CONTAINED HEREIN.


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